Exhibit 99

PRESS RELEASE

GE Statement on S&P Ratings Action

FAIRFIELD, CT – March 12, 2009 – Standard & Poor’s (S&P) today announced a single-notch downgrade of General Electric Company’s and General Electric Capital Corporation’s (GECC) long-term ratings from AAA to AA+, with a “stable” outlook. The ratings downgrade does not affect GE’s and GECC’s short-term funding ratings of A-1+, which was affirmed by S&P. The action follows a thorough review of GE’s portfolio by S&P.

GECC is one of the only financial services companies in the world with a rating as high as AA+. S&P defines a company with this rating as having a “very strong capacity to meet its financial commitments.” Also, S&P’s "stable" outlook means the rating is unlikely to change in the next six months to two years.

GE does not anticipate any significant operational or funding impacts from this change.  The Company has taken steps to strengthen its balance sheet and liquidity position, including building $48 billion in cash, raising over 90% of its 2009 long-term debt needs, and lowering its commercial paper to $60 billion from $88 billion in third quarter 2008. GE will provide a detailed update on GE Capital at a March 19 investor meeting.

GE Chairman and CEO Jeff Immelt said, “As we have previously said, we are prepared to fund the Company as a Double-A, but we will continue to run GE with the disciplines of a Triple-A company, which means low leverage, high liquidity and strong risk disciplines.  While no one likes a downgrade, this review and rating reaffirm the relative strength of the Company.”

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GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of GE Capital’s funding and on our ability to reduce GE Capital’s asset levels and commercial paper exposure as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which GE Capital does business; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

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